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                                                                     EXHIBIT 4.2

                                                                  Execution Copy


                             REGISTRATION AGREEMENT

         THIS REGISTRATION AGREEMENT (this "Agreement") is made and entered into as of September 30, 2003 by and among NDCHealth Corporation, a Delaware corporation (the "Company"), MRY Partners, L.P., a limited partnership formed under the laws of the state of Georgia ("MRY"), and Robert A. Yellowlees, an individual resident of the state of Georgia and general partner of MRY ("Yellowlees").

                                 R E C I T A L S

         WHEREAS, MRY holds shares of the Company's common stock acquired upon exercise of options issued by the Company to Yellowlees and sold by Yellowlees to MRY; and

         WHEREAS, MRY holds options to purchase an additional 705,200 shares of the Company's common stock, which options were issued by the Company to Yellowlees and transferred by Yellowlees to MRY; and

         WHEREAS, Yellowlees has requested and the Company has agreed to file a registration statement on Form S-3 to cover the sale of the Shares and the Option Shares (as defined herein) and Yellowlees and MRY have agreed with the Company with respect to certain matters in connection therewith, all as provided in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS

         As used in this Agreement, the following terms have the respective meanings set forth below:

         Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

         Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

         Option Shares: shall mean those shares of the Company's common stock that may be issued upon exercise of all of the options to purchase shares of the Company's common stock granted to Yellowlees, transferred by him to MRY and owned by MRY on the date of this Agreement (705,200 shares as of the date of this Agreement);

         Person: shall mean an individual, partnership, limited liability company, joint stock company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof;


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         Register, registered and registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

         Registrable Securities: shall mean (A) the Shares and the Option Shares, and (B) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Company common stock referred to in clause (A); provided, that Registrable Securities shall not include (i) any Shares, Option Shares or other securities referred to in clause (B) sold pursuant to an effective registration statement relating thereto or Rule 144 (as defined below), (ii) any Shares, Option Shares or other securities referred to in clause (B) eligible for sale pursuant to subparagraph (k) under Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), or (iii) such securities as are acquired by the Company or any of its subsidiaries;

         Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company; and blue sky fees and expenses;

         Security, Securities: shall have the meaning set forth in Section 2(a)(1) of the Securities Act;

         Securities Act: shall mean the Securities Act of 1933, as amended;

         Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for MRY; and

         Shares: shall mean the 491,618 shares of the Company's common stock held by MRY and acquired upon exercise of options issued by the Company to Yellowlees on June 1, 1993 and June 1, 1994 and transferred by him to MRY.

         2. REGISTRATION

            (a) Shelf Registration.

                (i) Within twenty-five (25) days after the date of this Agreement, the Company shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (including any documents incorporated or deemed to be incorporated by reference therein, the "Shelf Registration") with respect to the Registrable Securities, with a base prospectus containing a plan of distribution in substantially the form attached hereto as Exhibit A. The Company shall, subject to Section 2(f) hereof, use its reasonable efforts to cause the Shelf Registration to become


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effective, and, subject to the terms of this Agreement, shall use its reasonable efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is effective until the earlier of (A) September 30, 2006 and
(B) the date on which all Registrable Securities may first be sold pursuant to Rule 144(k) under the Securities Act in order to permit the prospectus forming a part thereof to be usable by MRY during such period. Notwithstanding the foregoing, the obligations of the Company hereunder shall be suspended at all times during which the Company is not eligible to effect and maintain the Shelf Registration on Form S-3 (or any successor form thereto). The Company will supplement the Shelf Registration as provided in Section 2(a)(ii) and Section 2(c)(iv), but nothing in this Agreement shall otherwise obligate the Company to amend the Shelf Registration after it becomes effective.

                (ii) Subject to Section 2(f) hereof, the Company shall amend or supplement the Shelf Registration as promptly as practicable, (A) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder and (B) to include in such Shelf Registration any additional securities that become Registrable Securities by operation of the definition thereof.

            (b) Expenses of Registration. All Registration Expenses incurred in connection with the Shelf Registration and any supplements thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration shall be borne by the Company, and all Selling Expenses shall be borne by MRY.

            (c) Registration Procedures. In connection with the Shelf Registration the Company will keep MRY advised in writing as to the initiation and effective date thereof. At its expense, the Company will:

                 (i) furnish to MRY, before filing with the Commission, copies of the Shelf Registration, any registration statement (excluding all exhibits) that materially amends or supplements the Shelf Registration and any prospectus forming a part thereof and any amendments and supplements thereto (excluding all documents incorporated or deemed incorporated by reference therein and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus that materially amends or supplements the Shelf Registration filed under Rule 424 under the Securities Act, which documents will be subject to the review of MRY for a period of at least five business days, and the Company shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which MRY shall reasonably object within five business days after its receipt thereof, and MRY shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;


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                 (ii) furnish to MRY such number of conformed copies of the
Shelf Registration, the applicable registration statement that materially amends or supplements the Shelf Registration and of each amendment and supplement thereto (in each case excluding all exhibits) and such number of copies of the prospectus forming a part of the Shelf Registration or such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus that materially amends or supplements the Shelf Registration whether or not filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including such documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, all as MRY from time to time may reasonably request;

                 (iii) use its reasonable efforts (x) to register or qualify all Registrable Securities under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as MRY shall reasonably request, (y) to keep such registration or qualification in effect for so long as the Shelf Registration remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable MRY to consummate the disposition in such jurisdictions of the securities to be sold by it, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                 (iv) subject to Section 2(f) hereof, promptly notify MRY (A) upon discovery that, or upon the happening of any event or the existence of any condition or fact as a result of which, the prospectus forming a part of the Shelf Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration or the initiation of proceedings for that purpose; (C) of any request by the Commission for (1) amendments to the Shelf Registration or any document incorporated or deemed to be incorporated by reference in the Shelf Registration, (2) supplements to the prospectus forming a part of the Shelf Registration or (3) additional information; or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of MRY promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of the Shelf Registration or such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to


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make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (v) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

                 (vi) if requested by MRY, promptly incorporate in the Shelf Registration or prospectus, pursuant to an amendment or supplement, such information relating to MRY or its affiliates as MRY may reasonably request to have included therein, and make all required filings of any such prospectus supplement as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement;

                 (vii) provide promptly to MRY upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

                 (viii) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded; and

                 (ix) furnish to MRY, addressed to MRY and Yellowlees, an opinion of counsel for the Company, dated the date of effectiveness of the Shelf Registration, in customary form, to the effect that the registration statement has become effective under the Securities Act and that the registration statement and the prospectus (other than the financial statements and the notes thereto and the related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to all of which such counsel shall express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder.

             (d) Indemnification.

                 (i) The Company will indemnify and hold harmless each of MRY, each of its partners, including Yellowlees, and each person controlling MRY within the meaning of the Securities Act or the Exchange Act, with respect to the Shelf Registration, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement or prospectus relating thereto (including any preliminary prospectus), or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a


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material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of MRY, each of its partners, including Yellowlees, and each such person controlling MRY, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by MRY or Yellowlees and stated to be specifically for use therein.

                 (ii) MRY and Yellowlees, jointly and severally, will indemnify and hold harmless the Company, each of its directors and officers and each person who controls the Company within the meaning of the Securities Act or the Exchange Act, with respect to the Shelf Registration, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement or prospectus relating thereto (including any preliminary prospectus), or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, partners, members, persons or control persons, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by MRY or Yellowlees and stated to be specifically for use therein, including, but not limited to, the information included in the Questionnaire for Selling Stockholders attached hereto as Exhibit B.

                 (iii) Each party entitled to indemnification under this Section 2(d)(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have concluded, based on the advice of counsel, that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(d) unless the Indemnifying Party is materially prejudiced thereby. Neither the omission to deliver such notice nor any provision of this
Section 2(d) will relieve the Indemnifying Party of any liability that


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it may have to the Indemnified Party otherwise than under this Section 2(d) or affect any rights that the Indemnifying Party may have with respect to the Indemnified Party otherwise than under this Section 2(d). No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                 (iv) If the indemnification provided for in this Section 2(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (v) The foregoing indemnity agreement of the Company, MRY and Yellowlees is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in (A) the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or (B) a prospectus subsequently filed with the Commission pursuant to Commission Rule 424(b) (in either case, the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of MRY or Yellowlees if a copy of the Final Prospectus was furnished to MRY and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

             (e) Information by MRY. MRY and Yellowlees shall promptly furnish to the Company such information regarding MRY and the distribution proposed by MRY as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2, and shall promptly notify the Company of any change in such information previously provided.


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             (f) Notice of Proposed Sales; Holdback Agreement; Postponement/
Suspension. Notwithstanding any other provision in this Agreement and as a condition to the Company's maintaining the effectiveness of the Shelf Registration as provided in this Agreement, at least five (5) business days prior to selling any of the Registrable Securities pursuant to the Shelf Registration, MRY shall notify the Company in writing pursuant to Section 4(a)(i)(A) hereof of its expectation to sell Registrable Securities pursuant to the Shelf Registration in the ninety (90) day period following such notice. Notwithstanding the provisions of Section 2 hereof, upon the occurrence or existence of any pending material corporate development or any other material event that, in the sole judgment of the Company, makes it appropriate to suspend the registration rights set forth herein, the Company may, by written notice to MRY, given as provided in Section 4(a), (1) postpone the filing of the Shelf Registration pursuant to Section 2(a) or (2) suspend the rights of MRY to make sales pursuant to the Shelf Registration for such a period of time as management of the Company may determine in good faith, provided that such periods of postponement and suspension may not exceed sixty (60) days in the aggregate during any period of 12 consecutive months. MRY and Yellowlees agree, in consideration for the Company's filing of the Shelf Registration, to maintain any communication by the Company with respect to the postponement or suspension of the Shelf Registration pursuant to this Section 2(f) in confidence such that the Company may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD with respect to such communications.

             (g) Sales and Transfer of Shares Sold. MRY and Yellowlees agree that MRY will dispose of Registrable Securities, the sale of which is covered by the Shelf Registration, only in a manner described under the heading "PLAN OF DISTRIBUTION" attached hereto as Exhibit A, and otherwise in accordance with all applicable securities laws, including prospectus delivery requirements; provided that MRY may sell Registrable Securities under Rule 144 if available. MRY and Yellowlees represent that they have no current plans to effect the sale of any Registrable Securities pursuant to the Shelf Registration through short sales of the Company's securities or sales to cover short sales. Upon the sale of any Registrable Securities, MRY and Yellowlees agree to deliver, or cause to be delivered to the Company's transfer agent the certificate representing the Registrable Securities sold, together with a stock power and a representation letter from MRY's broker, or from MRY if it is selling in a privately negotiated transaction, each in the respective forms described in the memorandum to MRY and Yellowlees attached hereto as Exhibit C.

             (h) Compliance with Rule 144. The Company will use its commercially reasonable efforts to file with the Commission such information as is required under the Exchange Act and the Company shall use its commercially reasonable efforts to take all action as may be required of the Company as a condition to the availability of Rule 144, including for transfers by MRY of all or any portion of the Shares or the Option Shares. The Company shall use its commercially reasonable efforts to facilitate and expedite transfers of the Shares or the Option Shares pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to process such transfers promptly.


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         3. INTERPRETATION OF THIS AGREEMENT

             (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

             (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

             (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         4. MISCELLANEOUS

             (a) Notices.

                 (i) All communications under this Agreement shall be in writing and shall be delivered by facsimile or by hand or sent by overnight courier or overnight US mail:

                     (A) if to the Company, to:

                     NDCHealth Corporation
                     NDC Plaza
                     Atlanta, Georgia  30329-2010
                     Attention: Walter M. Hoff
                                Chairman, President and Chief Executive Officer
                     Facsimile: (404) 728-2947

                     and

                     NDCHealth Corporation
                     NDC Plaza
                     Atlanta, Georgia  30329-2010
                     Attention: Margaret T. Wilkinson
                                Vice President, General Counsel and Secretary
                     Facsimile: (404) 728-3180


or at such other addresses and facsimile numbers as it may have furnished in writing to MRY and Yellowlees;

                 (B) if to MRY, to the street addresses and facsimile numbers set forth on Exhibit D or at the most recent facsimile number or numbers and street


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address or addresses as may be furnished to the Company from time to time in writing by MRY. MRY agrees to notify the Company of any change in such facsimile number or numbers and street address or addresses;

                 (C) if to Yellowlees, to the street addresses and facsimile numbers set forth on Exhibit D or at the most recent facsimile number or numbers and street address or addresses and as may be furnished to the Company from time to time in writing by Yellowlees.

                 (ii) Any notice so addressed shall be deemed to be given: if delivered by facsimile, on the date delivery of such facsimile is confirmed; if delivered by hand, on the date of such delivery; and if sent by overnight courier, on the following business day.

             (b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by any party hereto by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such party may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

             (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, that neither MRY or Yellowlees may assign this Agreement (and the benefits thereof) without the prior written consent of the Company, which consent, in the case of a transfer to an entity controlled by Yellowlees or primarily for the benefit of Yellowlees, his spouse or lineal descendants, shall not be unreasonably withheld; provided, further, however, that, to the extent MRY sells or otherwise transfers any of the Registrable Securities to Yellowlees, upon prior written notice to the Company, MRY may assign this Agreement (and the benefits thereof) with respect to any such Registrable Securities to Yellowlees without the prior consent of the Company.

             (d) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company, MRY and Yellowlees.

             (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


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             (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of MRY shall be enforceable to the fullest extent permitted by law.



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                               NDCHealth Corporation

                               By: /s/ Margaret T. Wilkinson
                                   ---------------------------------------
                                   Margaret T. Wilkinson, Vice President
                                   General Counsel & Secretary


                               MRY Partners, L.P.


                               By: /s/ Robert A. Yellowlees
                                   ---------------------------------------
                                   Robert A. Yellowlees, General Partner



                               /s/ Robert A. Yellowlees
                               -------------------------------------------
                               Robert A. Yellowlees